Exhibit J
CONSENT OF COUNSEL
We consent to the reference to our Firm under the heading “LEGAL COUNSEL” in the Registration Statement on Form N-1A of X Exchange-Traded Funds, Inc. as filed with the Securities and Exchange Commission on or about October 3, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York October 3, 2008